UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2020	(June 29, 2020)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hancock Street	Portland	ME	04101
Address of principal executive offices			Zip Code

Registrant's telephone number, including area code	207	773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act . ☐

Item 1.01     Entry into a Material Definitive Agreement.

Purchase Agreement

On June 29, 2020, WEX Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with WP Bronco Holdings, LLC, an affiliate of funds managed by Warburg Pincus LLC (such affiliate, “Purchaser”), providing for the issuance and sale to Purchaser of (i) $310,000,000 aggregate original principal amount of 6.50% Convertible Senior Notes due 2027 of the Company (the “Convertible Notes”) and (ii) 577,254 shares (the “Shares”) of the Company’s common stock, par value $0.01 (the “Common Stock”). The aggregate purchase price paid by Purchaser for the Convertible Notes and Shares was $389,150,000, of which $299,150,000 constituted the purchase price for the Convertible Notes and $90,000,000 constituted the purchase price for the Shares. The closing of the sale of the Convertible Notes and Shares (collectively, the “Transaction”) occurred on July 1, 2020 (the “Closing Date”). The Company expects to use the net proceeds from the Transaction for working capital and general corporate purposes.

The Purchase Agreement contains certain customary representations, warranties and covenants with respect to each of the Company and Purchaser, including preemptive rights allowing Purchaser to maintain its proportionate equity interest on an as-converted basis, subject to certain exceptions. The representations and warranties contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. In connection with the Transaction, the Company agreed to reimburse Purchaser for up to $1,000,000 of its reasonable and documented transaction expenses.

The Purchase Agreement provides that Purchaser is restricted from transferring the Convertible Notes or Shares until July 1, 2021, the twelve-month anniversary of the Closing Date, subject to certain exceptions, including transfers pursuant to pledge arrangements that may be entered into by Purchaser in connection with certain financing arrangements. After such time, transfers generally will not be restricted, subject to certain limitations on transfers to certain categories of transferees. The Purchase Agreement also provides for restrictions on certain hedging activities by Purchaser.

Pursuant to the terms of the Purchase Agreement, for so long as Purchaser, together with its affiliates, continue to own at least 50% of the aggregate amount of the Shares and the shares of Common Stock issuable upon conversion of the Convertible Notes, Purchaser will be entitled to nominate an individual to the Board (the “Board Designee”). Additionally, while serving as a member of the Board, the Board Designee will be entitled to be a member of the Compensation Committee and the Finance Committee of the Board. The Board Designee will initially be Mr. James Neary, a managing director at Warburg Pincus LLC and a current member of the Board. Purchaser is also subject to customary standstill restrictions pursuant to the Purchase Agreement until 90 days after the first day on which Purchaser no longer has a designee on the Board and no longer has a right to such a designee.

The Purchase Agreement, as well as the Indenture described below, contain certain provisions intended to ensure that Purchaser’s ownership of the Company’s voting securities does not exceed 9.9%.

Indenture

The Convertible Notes were issued pursuant to an indenture (the “Indenture”), dated as of July 1, 2020 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Convertible Notes will mature on July 15, 2027 (the “Maturity Date”), unless earlier redeemed, repurchased or converted. The Convertible Notes bear interest at a rate of 6.50% per annum. Interest is payable on the Convertible Notes semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2021. Interest on the Convertible Notes is payable in cash or in kind or a combination thereof, at the election of the Company. Interest paid in kind will accrete to the principal amount of the Convertible Notes.

The Convertible Notes are convertible by holders of the Convertible Notes at any time prior to maturity, or earlier redemption or repurchase of the Convertible Notes, based upon an initial conversion price of $200 per share of Common Stock. The Company may settle conversions of Convertible Notes, at its election, in cash, shares of Common Stock, or a combination of cash and shares of Common Stock. The conversion price is subject to adjustments customary for convertible debt securities and a weighted average adjustment in the event of issuances of equity and equity linked securities by the Company at prices below the then applicable conversion price for the Convertible Notes or the then market price of the Company’s Common Stock, subject to certain exceptions, including underwritten offerings, Rule 144A offerings, private placements at discounts not exceeding a specified amount, issuances as acquisition consideration and equity compensation related issuances.

On or after July 1, 2023, the Company may redeem, at its option, for cash, all or any portion of the Convertible Notes, at a redemption price equal to 100% of then accreted principal amount of the Convertible Notes to be redeemed, plus accrued interest, if the last reported sale price of the Common Stock has been at least 200% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period, including at least one of the five trading days immediately preceding the last day of such period, ending on, and including, the second trading day immediately preceding the date on which the Company provides notice of redemption.

Upon the occurrence of a “fundamental change” (as defined in the Indenture, and which includes, among other things, certain change of control transactions of the Company and a delisting of the Common Stock), holders may require the Company to repurchase all or a portion of their Convertible Notes at a repurchase price equal to the sum of (i) 105% of then accreted principal amount of the Convertible Notes to be repurchased, plus accrued interest and (ii) the sum of the present values of the scheduled remaining payments of interest had such Convertible Notes remained outstanding through the Maturity Date.

The Indenture includes a debt incurrence covenant that restricts the Company from incurring certain indebtedness, including disqualified stock and preferred stock issued by the Company or its subsidiaries, subject to customary exceptions, including if, after giving effect to any such proposed incurrence or issuance, and the receipt and application of the proceeds therefrom, the ratio of (x) the Company’s consolidated EBITDA for the most recent four fiscal quarters for which financial statements are available, to (y) the Company’s consolidated fixed charges for such period would be greater than 1.5:1.0.

The Indenture contains other customary terms and covenants, including customary events of default.
The Convertible Notes are the Company’s general senior unsecured obligations and rank equally with all of the Company’s existing and future senior indebtedness. The Convertible Notes are effectively subordinated to all of the Company’s secured indebtedness, including borrowings under the Company’s credit agreement, as amended, to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.

Registration Rights Agreement

In connection with the Purchase Agreement and concurrently with the closing of the Transaction on the Closing Date, the Company entered into a Registration Rights Agreement with Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, and subject to the terms and conditions thereof, the Company is required upon a demand by Purchaser or certain permitted transferees of securities issued in connection with the Transaction to file and cause to be declared effective a shelf registration statement registering the public resale of the Convertible Notes, the Shares and the shares of Common Stock issuable upon conversion of the Convertible Notes. In addition, the Registration Rights Agreement provides holders of the Convertible Notes with customary demand underwriting and piggyback registration rights.

Certain Relationships

Mr. James Neary, a current member of the Board, is a managing director at Warburg Pincus LLC. The Company has a written policy regarding entering certain transactions in which a “related person,” which includes any member of the Board, has a direct or indirect material interest. Pursuant to this policy, the Transaction was approved by the Corporate Governance Committee of the Board, after it had reviewed and considered all relevant facts and circumstances, including, but not limited to, whether the transaction was entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the interest of Mr. Neary in the transaction. Following approval by the Corporate Governance Committee of the Board, the Transaction was approved by the disinterested members of the Board.

The foregoing descriptions of the Purchase Agreement, the Indenture, the Convertible Notes and the Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the Purchase Agreement, the Indenture, form of Convertible Notes contained therein, and the Registration Rights Agreement, which are included as Exhibits 10.1, 4.1, 4.2 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information related to the issuance of the Convertible Notes and the Indenture contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information relating to the issuance and sale of the Shares and the Convertible Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company issued the Shares and the Convertible Notes to Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by Purchaser in the Purchase Agreement.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of July 1, 2020, by and between WEX Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 6.50% Convertible Senior Notes due 2027 (included in Exhibit 4.1)
10.1	WEX Inc. Common Stock and 6.50% Convertible Senior Notes Due 2027 Purchase Agreement, dated as of June 29, 2020, by and between WEX Inc. and WP Bronco Holdings, LLC.
10.2	Registration Rights Agreement, dated as of July 1, 2020, by and between WEX Inc. and WP Bronco Holdings, LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding: the transactions contemplated by the Purchase Agreement, Indenture and Registration Rights Agreement, the issuance of the Convertible Notes and expectations as to the related director designee. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this Current Report on Form 8-K, the words “may,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-

looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including the risks and uncertainties identified in Item 1A of the Company’s Annual Report for the year ended December 31, 2019, filed on Form 10-K with the Securities and Exchange Commission on February 28, 2020 and Item 1A of our Quarterly Report for the quarter ended March 31, 2020 filed on Form 10-Q with the Securities and Exchange Commission on May 11, 2020. The forward-looking statements speak only as of the date of this Current Report on Form 8-K and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 1, 2020
WEX Inc.
By:     /s/ Roberto Simon
Name:    Roberto Simon
Title:    Chief Financial Officer
(principal financial officer and principal accounting
officer)